                                                        Exhibit (h)(6)
                               Assignment

Waddell & Reed Ivy Investment Company ("WRIICO") does hereby assign, transfer and convey, and Ivy Fund ("Fund") does hereby consent to the assignment, transfer and conveyance of, effective March 18, 2003, the
Master Fund Accounting Services Agreement between WRIICO and the Fund, dated December 31, 2002, to Waddell & Reed Services Company ("WRSCO"), an
indirectly owned subsidiary of Waddell & Reed Financial, Inc., the parent company of WRIICO. WRIICO has provided certain undertakings, agreements and guarantees in connection with this assignment as provided in the
Guarantee of Performance attached hereto as Exhibit A.

     Executed this 18th day of March, 2003.

                              Waddell & Reed Ivy Investment Company

                              By: /s/Henry J. Herrmann
                                  --------------------------------------
                                  Henry J. Herrmann, President

                                  Ivy Fund

                              By: /s/Henry J. Herrmann
                                  --------------------------------------
                                  Henry J. Herrmann, President

Accepted:

Waddell & Reed Services Company

By: /s/Michael D. Strohm
    -----------------------------
    Michael D. Strohm, President

                                                            Exhibit A

                        Guarantee of Performance

In consideration of each of the Funds listed in Exhibit A hereto consent to the assignment by Waddell & Reed Ivy Investment Company, of the Master
Fund Accounting Services Agreement between Waddell & Reed Ivy Investment
Company and Ivy Fund, to Waddell & Reed Services Company ("WRSCO"), an
indirectly owned subsidiary of Waddell & Reed Financial, Inc. Waddell &
Reed Ivy Investment Company hereby undertakes and agrees that at all times
WRSCO shall be staffed and adequately supported to assure that WRSCO is fully capable of carrying out any and all of its obligations, duties and responsibilities under the Master Fund Accounting Services Agreement assigned to it and hereby further guarantees that WRSCO shall perform its obligations, duties and responsibilities in accordance with the terms of the Master Fund Accounting Services Agreement and in accordance with all applicable Federal laws and regulations.

Dated this 18th day of March, 2003.

                                  Waddell & Reed Ivy Investment Company

                                   By: /s/Henry J. Herrmann
                                       --------------------------------
                                       Henry J. Herrmann, President